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                                                                   Exhibit 23.16

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this post effective amendment No. 1 on Form S-3 to the previously filed registration statement on Form S-4 of our report dated October 29, 1999 on Midtown Professional Records Centre, Inc.'s financial statements, included in Iron Mountain Incorporated's, a Delaware corporation, Current Report on Form 8-K filed with the Securities and Exchange Commission on November 24, 1999, and to all references to our Firm included in this registration statement.

                                                         /s/ Arthur Andersen LLP

Cleveland, Ohio
January 28, 2000